Exhibit 99.1

CONTACT INFORMATION:

Investors and Financial Media:

Tony Rossi

Financial Relations Board

213-486-6545

DR. CHONG-MOON LEE RETURNS TO

CHAIRMANSHIP OF NARA BANCORP

LOS ANGELES, CA – March 3, 2009 – Nara Bancorp, Inc. (NASDAQ: NARA) (“Nara Bancorp”), the holding company of Nara Bank, announced today that Dr. Chong-Moon Lee was elected by the Board of Directors of Nara Bancorp to return as Chairman of the Board of Directors of Nara Bancorp. Dr. Lee will also serve as a member of the Board of Nara Bank. Dr. Lee had stepped down as Chairman of Nara Bancorp in May 2008 as a result of his extensive international travel, and in order to devote more time to his humanitarian and philanthropic activities. Dr. Lee succeeds Ki Suh Park, who currently serves as Chairman of both Nara Bancorp and Nara Bank. Mr. Park will continue to serve as Chairman of the Board of Nara Bank and also as a member of the Board of Nara Bancorp. Mr. Park is pleased to welcome Dr. Lee back to Nara Bancorp.

“I am very pleased to return to Nara Bancorp” said Dr. Lee. “I continue to support my previous activities. However, I have significantly reduced my service obligations to the organizations with which I have been involved. This has provided more time for me to devote to Nara Bancorp and has enabled me to return to my role as Chairman of the Board. We are grateful for the leadership that Ki Suh Park provided during his time as Chairman and we appreciate his continued contributions as a member of the Board. I look forward to working closely with the members of the Board of Directors and the management team to enhance the value of our franchise in the future,” said Dr. Lee.

Dr. Lee is Nara Bancorp’s single largest shareholder. Dr. Lee served as Chairman of Nara Bancorp, from September 2003 through May 2008, and Chairman of Nara Bank, from September 2003 to August 2006. Dr. Lee also serves on the Board of Trustees of Asian Art Museum, San Francisco (Chong-Moon Lee Center for Asian Art & Culture), Asia Society, New York City, and Center for Strategic & International Studies (CSIS), Washington, D.C., one of the most active and influential think tanks in America.

About Nara Bancorp, Inc.

Nara Bancorp, Inc. is the parent company of Nara Bank, which was founded in 1989. Nara Bank is a full-service community bank headquartered in Los Angeles, with 21 branches and 5 loan production offices in the United States. Nara Bank operates full-service branches in California, New York and New Jersey, with loan production offices in California, Nevada, Texas, Georgia, and New Jersey. Nara Bank was founded specifically to serve the needs of Korean-Americans, one of the fastest-growing Asian ethnic communities over the past decade. Presently, Nara Bank serves a diverse group of customers mirroring its communities. Nara Bank specializes in core business banking products for small and medium-sized companies, with emphasis in commercial real estate and business lending, SBA lending and international trade financing. Nara Bank is a member of the FDIC and is an Equal Opportunity Lender. For more information on Nara Bank, visit our website at www.narabank.com. Nara Bancorp, Inc. stock is listed on NASDAQ under the symbol “NARA.”

Forward-Looking Statements

This press release contains forward-looking statements, including statements about future operations and management, that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting Nara Bancorp’s operations, markets, products, services and pricing. Readers should carefully review the risk factors and the information that could materially affect Nara Bancorp’s financial results and business described in documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and Annual Reports on Form 10-K, and particularly the discussion of business considerations and risk factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Nara Bancorp undertakes no obligation to revise or publicly release the results of any revisions to these forward-looking statements.

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